POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, SIMPLIFY EXCHANGE TRADED FUNDS, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”) periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a Trustee of the Trust.

NOW, THEREFORE, the undersigned hereby constitutes and appoints JOANN M. STRASSER, MICHAEL V. WIBLE, ANDREW J. DAVALLA, PHILIP B. SINENENG, and BIBB L. STRENCH, as attorneys for her and in her name, place and stead, and in her office and capacity in the Trust, to execute and file any Amendment or Amendments to the Trust’s Registration Statement hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 12th day of January 2026.

		By:	/s/ Christina Stauffer
Christina Stauffer, Trustee

STATE OF CA	)
	)	ss:
COUNTY OF ORANGE	)

Before me, a Notary Public, in and for said county and state, personally appeared Christina Stauffer, who represented that she is duly authorized in the premises, and who is known to me to be the person described in and who executed the foregoing instrument, and she duly acknowledged to me that she executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this 12th day of January 2026.

/s/ Kole R. Sager
Notary Public

My commission expires: Sep 10, 2027

Seal

KOLE R. SAGER

COMM. #2462640

Notary Public – California

Orange County

My Comm. Expires Sep. 10, 2027